UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 301

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2017, Gevo, Inc. (the “Company”) entered into a Supply Agreement (the “Agreement”) with HCS Holding GmbH (“HCS”), pursuant to which the Company agreed to supply isooctane to HCS under a five-year offtake agreement that will be completed in two phases. In the first phase of the Agreement, HCS will purchase isooctane produced at the Company’s demonstration hydrocarbons plant located in Silsbee, Texas (the “Demo Facility”), commencing in May 2017, with fixed pricing over the first phase of the Agreement. In the second phase of the Agreement, HCS has agreed to purchase approximately 300,000 gallons of isooctane per year, with an option to purchase approximately 100,000 additional gallons of isooctane per year, with pricing based on a formula intended to provide the Company with a fixed margin. The Company expects to supply the isooctane under the second phase from its first commercial hydrocarbons facility, which is expected to be built at the Company’s current isobutanol production facility located in Luverne, Minnesota (the “Luverne Facility”). There is no assurance that the Company will be able to finance and successfully complete the build out of a commercial hydrocarbons facility.

The first phase of the Agreement will commence in May 2017 and will expire at the earlier of (i) the commencement of shipping of isooctane from the Luverne Facility (“Luverne Shipping Date”), or (ii) the shutdown of operations at the Demo Facility, but in each case no longer than the fifth anniversary of the Agreement. The second phase of the Agreement will commence on the Luverne Shipping Date and will expire on the fifth anniversary of such Luverne Shipping Date.

The parties agreed to mutual termination rights under the Agreement under certain circumstances, including the material breach of the Agreement or insolvency of the other party. The Agreement also contains customary representations, warranties, covenants and confidentiality provisions, and also contains mutual indemnification obligations.

The foregoing description of the Supply Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Supply Agreement, effective May 15, 2017, by and between Gevo, Inc. and HCS Holding GmbH.

†	Certain portions of the exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: May 4, 2017	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Supply Agreement, effective May 15, 2017, by and between Gevo, Inc. and HCS Holding GmbH.

†	Certain portions of the exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.